UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 4, 2004

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURES
EXHIBIT INDEX
Press Release

Item 5. Other Events.

     On August 4, 2004, LodgeNet Entertainment Corporation (Nasdaq: LNET) announced the closing on the purchase by the underwriters of its public offering, which closed on July 6, 2004, of an additional 392,500 shares of common stock pursuant to the underwriters’ over-allotment option. The public offering price of the shares was $16.50 per share, less underwriting commissions and discounts, and the over-allotment closing will provide LodgeNet with additional net proceeds of approximately $6.1 million. A copy of the related press release issued by LodgeNet is filed as Exhibit 99.1 hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION

Date: August 4, 2004	By	/s/ Scott C. Petersen

Scott C. Petersen
	Its	President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release